UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2016

Accuride Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (812) 962-5000

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events

This Current Report on Form 8-K is being filed in connection with certain litigation relating to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 2, 2016, by and among Accuride Corporation (the “Company”), Armor Parent Corp. and Armor Merger Sub Corp. The Merger Agreement provides for the merger of Armor Merger Sub Corp. with and into the Company (such merger, the “proposed transaction”), with the Company surviving as a wholly owned subsidiary of Armor Parent Corp.

As previously disclosed on page 98 of the definitive proxy statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 17, 2016 in connection with the proposed transaction (the “Definitive Proxy Statement”) and on pages 13 and 31 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 1, 2016, five putative class action complaints have been filed in connection with the proposed transaction. Three of these complaints were filed in state courts in the State of Indiana, County of Vanderburgh: (i) Alexander v. Accuride Corp., et al., filed on September 14, 2016 in Vanderburgh Superior Court; (ii) Raul v. Adams, et al., filed on September 20, 2016 in Vanderburgh Circuit Court; and (iii) Rosenfeld v. Accuride Corp., et al., filed on October 18, 2016 in Vanderburgh Superior Court (collectively, the "State Actions"). Two of these complaints were filed in the United States District Court for the Southern District of Indiana: (i) Jones v. Accuride Corp., et al., filed on October 20, 2016 and (ii) Suokko v. Accuride Corp., et al., filed on October 24, 2016 (together, the "Federal Actions" and together with the State Actions, the "Actions"). The Actions allege, among other things, that the members of the Company’s board of directors breached their fiduciary duties in agreeing to the proposed transaction for inadequate consideration and failing to disclose purportedly material information to stockholders in connection with the proposed transaction, that certain provisions in the Merger Agreement relating to the proposed transaction unfairly deter a potential alternative transaction and that the Company and its board of directors violated various federal securities laws in failing to disclose purportedly material information to stockholders in connection with the proposed transaction.

The defendants named in the Actions deny all liability with respect to the facts and claims alleged in the Actions and specifically deny that any breach of fiduciary duty occurred, or that any further disclosure is required to supplement the Definitive Proxy Statement under any applicable rule, statute, regulation or law. Nonetheless, the Company has determined to supplement the Definitive Proxy Statement with the disclosures set forth below. In making these supplemental disclosures, the Company and its board of directors do not in any way admit the factual or legal allegations in the Actions and further reserve all of their rights and defenses with respect thereto.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

These supplemental disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read carefully and in its entirety. To the extent that information herein differs from or updates information contained in the Definitive Proxy Statement, the information herein supersedes the information contained in the Definitive Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

The following supplements the disclosure under the heading “Background of the Merger” beginning on page 29 of the Definitive Proxy Statement:

1.  On June 13, 2016, the Board authorized the formation of an “ad hoc” transaction committee of the Board (the “Ad Hoc Transaction Committee”) for administrative convenience and efficiency in light of the expectation that the significant level of activity following the submission of Crestview’s indication of interest would increase after the approval of the exclusivity agreement with Crestview. Messrs. Risner, Davis and Adams were appointed to the Ad Hoc Transaction Committee due to, among other things, their knowledge of Accuride as a result of their service as the Chairman of the Board of Directors, Chairman of the Compensation Committee and Chairman of the Audit Committee, respectively, and their extensive executive and financial leadership experience.

2.  At the direction of the Board, representatives of Deutsche Bank solicited proposals from each of the financial and strategic parties during the “go-shop” period without regard to any standstill provisions contained in confidentiality agreements, including Strategic Party B and Financial Sponsor Parties L, M and N. The Board afforded these parties a full and fair opportunity to participate in the go-shop process and submit a superior proposal.

The following supplements the disclosure under the heading “Opinion of Deutsche Bank Securities Inc.—Summary of Material Financial Analyses of Deutsche Bank” beginning on page 56 of the Definitive Proxy Statement:

The number of fully diluted shares of Accuride common stock utilized in Deutsche Bank’s analysis was 50,559,077, which amount was calculated using the treasury stock method and includes 2,316,595 Company RSUs and Performance RSUs that would be vested in the transaction, as estimated by the Company based on an assumed November 2016 closing date for the Merger.

The following supplements the disclosure under the heading “Opinion of Deutsche Bank Securities Inc.—Selected Companies Analysis” beginning on page 56 of the Definitive Proxy Statement:

1.  Deutsche Bank reviewed and compared certain financial information and commonly used valuation measurements for Accuride with corresponding financial information and valuation measurements for the following eight publicly-traded commercial vehicle component manufacturing and wheel manufacturing companies:

Allison Transmission Holdings Inc.	Meritor Inc.
Commercial Vehicle Group, Inc.	Iochpe-Maxion SA
Dana Inc.	Superior Industries International Inc.
Modine Manufacturing Co	WABCO Holdings Inc.

2.  The results of Deutsche Bank’s selected companies analysis are summarized as follows:

PENSION-ADJUSTED TEV / PENSION ADJUSTED EBITDA
Comparable Companies	2016E	2017E
Allison Transmission Holdings Inc.	11.2x	11.0x
Commercial Vehicle Group, Inc.	6.6x	6.6x
Dana Inc.	5.6x	5.4x
Modine Manufacturing Co	5.5x	4.9x
Meritor Inc.	6.1x	6.2x
Iochpe-Maxion SA	6.4x	5.9x
Superior Industries International Inc.	6.8x	6.5x
WABCO Holdings Inc.	12.7x	11.9x
Median	6.5x	6.4x
Median (excluding Allison Transmission Holdings Inc. and WABCO Holdings Inc.)	6.2x	6.1x
Accuride (management estimates)	5.7x	5.4x

The following supplements the disclosure under the heading “Opinion of Deutsche Bank Securities Inc.—Sum-of-the-Parts Selected Transactions Analysis” beginning on page 57 of the Definitive Proxy Statement:

1.  Deutsche Bank did not calculate multiples of pension-adjusted TEV to pension-adjusted EBITDA for the Selected Transactions because information relating to pension liabilities and expenses is not publicly available with respect to the applicable target companies.

2.  The results of Deutsche Bank’s sum-of-the-parts selected transactions analysis are summarized as follows:

Steel and Aluminum Wheels Sector

Target	Acquirer	TEV/LTM EBITDA
Carlisle Companies Incorporated (Transportation Products Division)	American Industrial Partners	5.2x
Titan Europe P.L.C.	Titan International Inc.	4.8x
Hayes Lemmerz International	Iochpe-Maxion SA	3.4x
ArvinMeritor (wheel manufacturing segments)	Iochpe-Maxion SA	4.0x
	Median	4.4x (4.8x excluding Hayes Lemmerz)
	Average	4.3x (4.7x excluding Hayes Lemmerz)

Wheel-End Components and Assemblies Sector

Target	Acquirer	TEV/LTM EBITDA
Haldex AB	SAF Holland SA	7.7x
Pittsburgh Glass Works, LLC	LKQ Corporation	6.0x
Qualitor, Inc.	Wellspring Capital Management LLC	N/A
Standyne Corporation (Fuel Filtration division)	CLARCOR Inc.	8.2x
Affinia Group Inc. (Chassis Component division)	Federal-Mogul Corporation	N/A
Honeywell International Inc. (Friction Materials division)	Federal-Mogul Corporation	N/A
Tomkins Industries, Inc. (Dexter Axle business)	Sterling Group Partners III, L.P.	7.5x
HHI Group Holdings, LLC	American Securities LLC	5.4x
Schrader International Inc.	Madison Dearborn Partners LLC	6.6x
Pacifica Group Ltd.	Robert Bosch GmbH	5.0x
Dana Corporation (Automotive Aftermarket Group)	The Cypress Group LLC	6.2x
Varlen Corporation	Amsted Industries Incorporated	7.2x
	Median	6.6x
	Average	6.7x

The following supplements the disclosure under the heading “Opinion of Deutsche Bank Securities Inc.—Discounted Cash Flow Analysis” beginning on page 58 of the Definitive Proxy Statement:

As described under “—Certain Financial Projections” on page 60 of this proxy statement, equity-based compensation expense was added back to net income in calculating Adjusted EBITDA (and, accordingly, pension-adjusted EBITDA). Deutsche Bank derived the foregoing range of discount rates utilizing a weighted average cost of capital analysis based on certain financial metrics, including market risk premium and size premium for Accuride and betas for the selected companies described above, excluding Iochpe-Maxion SA because it is not listed in the United States.

The following supplements the disclosure under the heading “Opinion of Deutsche Bank Securities Inc.—Other Information” beginning on page 59 of the Definitive Proxy Statement:

Deutsche Bank also compared the implied total equity value, the implied total enterprise value and the implied pension-adjusted total enterprise value of Accuride based upon the August 31, 2016 closing price of $1.69 per share of Accuride common stock and the Merger Consideration of $2.58 per share, taking into account information regarding cash and debt balances, minority interest and pension and other post-retirement liabilities as provided by management of Accuride as well as the approximately $11.7 million in net proceeds received in the Brillion transaction. The results of this analysis are summarized as follows:

(Dollars in Millions)	8/31/16 Closing Price	Merger Consideration
Implied Equity Value	$85	$130
Less: Cash	$(28)	$(28)
Less: Brillion Net Proceeds	$(12)	$(12)
Plus: Minority Interest	$13	$13
Plus: Total Debt	$316	$316
Total Enterprise Value	$375	$420
Plus: Pension and Other Post-Retirement Liabilities	$58	$58
Pension-Adjusted TEV	$432	$477

The following supplements the disclosure under the heading “Certain Financial Projections” beginning on page 60 of the Definitive Proxy Statement:

The following table presents a reconciliation of net income to Adjusted EBITDA and pension-adjusted EBITDA for each of the periods indicated above in the Management Projections:

	Year Ending December 31,
(Dollars in Millions)	2016PF	2017F	2018F	2019F	2020F
Net Income (Loss)	$(3)	$0	$18	$35	$48
Interest Expense, net	$33	$33	$32	$30	$31
Income tax Provision	$1	$2	$3	$5	$5
Depreciation and Amortization	$41	$40	$41	$40	$43
EBITDA	$72	$75	$93	$110	$127
Equity-Based Compensation	$2	$2	$2	$2	$2
Other One-Time Items	$3	$0	$0	$0	$0
Gianetti Minority Interest	$(1)	$1	$3	$4	$5
Adjusted EBITDA	$76	$77	$98	$116	$134
Pension Adjustment	$(1)	$3	$3	$3	$3
Pension-Adjusted EBITDA	$76	$80	$101	$119	$136

2.  The following table presents a reconciliation of pension-adjusted EBITDA to unlevered free cash flow for each of the periods indicated above in the Management Projections:

	Year Ending December 31,
(Dollars in Millions)	2016F	2017F	2018F	2019F	2020F
Pension-Adjusted EBITDA	$76	$80	$101	$119	$136
Capital Expenditures	$(25)	$(37)	$(40)	$(43)	$(24)
Less Increase in Net Working Capital	$(1)	$8	$(2)	$(4)	$(3)
Changes in Other Assets/Liabilities	$2	$0	$1	$0	$0
Less Income Taxes	$(14)	$(16)	$(24)	$(31)	$(37)
Unlevered Free Cash Flow[1]	$37	$35	$36	$40	$72

(1)
Unlevered Free Cash Flow as calculated in the manner set forth on page 59 of this proxy statement and utilized in the discounted cash flow valuation model, taking into account an income tax rate of 40%.

The following supplements the disclosure under the heading “Recent Developments” beginning on page 14 of the Definitive Proxy Statement:

The following table presents a reconciliation of Adjusted EBITDA and Free Cash Flow as presented under the heading “Recent Developments” on page 14 of this proxy statement:

	Q3 2016		2016
(Dollars in Millions)	High	Low	High	Low
Net Loss	$(7)	$(8)	$(8)	$(12)
Income tax provision	$0	$0	$2	$2
Interest expense, net	$8	$8	$33	$33
Depreciation and amortization	$10	$10	$40	$40
Noncontrolling interest	$1	$1	$2	$2
Restructuring, severance and other items related to our credit agreement	$2	$2	$3	$3
Adjusted EBITDA	$14	$13	$72	$68
Cash from operations			$31	$27
Less: capital expenditures			$(25)	$(25)
Free Cash Flow			$6	$2

The following supplements the disclosure under the heading “Certain Financial Projections” beginning on page 60 of the Definitive Proxy Statement:

Accuride’s equity-based compensation was treated as a non-cash expense.

Important Additional Information

In connection with the proposed transaction, on October 17, 2016, the Company filed with the SEC and commenced mailing to its stockholders a definitive proxy statement. INVESTORS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, ARMOR PARENT CORP., ARMOR MERGER SUB CORP. AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.accuridecorp.com or by sending a written request to the Company at 7140 Office Circle, Evansville, Indiana 47715, Attention: General Counsel and Corporate Secretary.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, as well as any direct or indirect interests such persons may have in the proposed transaction, is set forth in the definitive proxy statement for the Company’s 2016 Annual Meeting of Stockholders and the definitive proxy statement filed in connection with the proposed transaction.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the U.S. securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed transaction and the ability to consummate the proposed transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) the Company may be unable to obtain stockholder approval for the proposed transaction; (2) the conditions to the closing of the proposed transaction may not be satisfied and required regulatory approvals may not be obtained; (3) the proposed transaction may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the proposed transaction; (5) the outcome of any legal proceedings related to the proposed transaction; (6) the Company may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (8) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (9) the failure by Parent or Merger Sub to obtain the necessary debt and equity financing arrangements set forth in the commitment letters received in connection with the proposed transaction; and (10) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. If the proposed transaction is consummated, the Company’s stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015, the definitive proxy statement for its 2016 Annual Meeting of Stockholders, the definitive proxy statement filed in connection with the proposed transaction and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by applicable law, the Company undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. The Company does not intend, and assumes no obligation, to update any forward-looking statements. The Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015, the definitive proxy statement for its 2016 Annual Meeting of Stockholders, the definitive proxy statement filed in connection with the proposed transaction and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, are available on the SEC’s website at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

	By:	/s/ Stephen A. Martin
	Name:	Stephen A. Martin
	Title:	Senior Vice President / General Counsel

Dated: November 8, 2016